Exhibit 99.1

SUN COMMUNITIES, INC. TO ACQUIRE PARK HOLIDAYS UK FOR $1.3 BILLION

Enters the UK Market with the Addition of a Leading UK Holiday Communities Platform

with Irreplaceable Seaside Communities

Conference Call Today at 4:30 PM EST

Southfield, MI, November 15, 2021 - Sun Communities, Inc. (NYSE: SUI) (“Sun” or the “Company”) today announced that it had entered into a definitive agreement to acquire Park Holidays UK (“Park Holidays”) for approximately £950 million, or $1.3 billion. Park Holidays’ experienced operating team, led by CEO Jeff Sills, will continue to run day-to-day operations under Sun’s ownership.

Park Holidays is the second largest owner and operator of holiday communities in the UK, with 40 owned and operated communities and an additional two managed communities. The majority of the communities are located in highly desirable, seaside locations in the South of England, within a short drive of London and other affluent Southern UK cities. Park Holidays represents a natural extension of Sun’s existing businesses and portfolio, complements Sun’s strategy and areas of expertise, diversifies its geographic presence, and is expected to generate resilient cash flows. In addition, Park Holidays has a proven ability to source and execute both internal expansion and external growth opportunities. Park Holidays primarily rents sites for owner-occupied vacation homes on annual contracts, as well as sells vacation homes to new customers. The acquisition, which is expected to be accretive to 2022 Core FFO per share, will represent approximately 7% of the Company’s properties and 8% of its total pro forma real estate asset value.

“We are incredibly excited to expand Sun’s footprint into the UK by acquiring Park Holidays, which allows us to leverage our land lease community expertise in a growing market. This transaction provides Sun with immediate scale in the UK as well as a platform for future growth in a fragmented landscape. We have completed significant strategy and research work in the UK with advisors prior to this opportunity, and feel confident that its long-term macroeconomic stability and fundamentals make the UK a very favorable destination in which to expand the Sun Communities platform internationally. Park Holidays has many parallels with Sun, such as its strong portfolio, its focus on growth, and a management approach that is consistent with ours. Under the leadership of Jeff Sills and his highly experienced senior management team, who have led the company since 2006, Park Holidays has created a strong brand given the quality of its assets and stellar customer service. Its management team has a proven track record of acquiring and expanding properties, efficiently integrating them into the platform, and creating significant value in a short period of time,” said Gary A. Shiffman, Sun Communities Chairman and CEO.

John B. McLaren, Sun Communities President and COO added, “As we performed our diligence and underwriting processes, we were thrilled to discover how similar our MH and RV business models are to Park Holidays’ operations and expect to apply our deep expertise to this new market and thereby accelerate our growth. Overall, the holiday park sector in the UK is an overwhelmingly domestic market and very similar to both the MH and RV industries in the US. There are several compelling tailwinds that make us excited to enter the UK market as it has demonstrated consistent, steady growth through economic cycles and is currently benefiting from a rising interest in premium outdoor vacations and second home purchases as well as a number of high barriers to entry given limited land availability and zoning restrictions. Over time, we intend to use this platform to continue to scale in the UK market, just as we have successfully done in the US.”

“Joining Sun is an exciting new chapter for Park Holidays as we seek to continue to execute on a well-established and proven strategy to drive organic and inorganic growth. Our companies have a lot in common as we both strive to achieve the best experience for our customers and colleagues, and we are excited by the opportunity to work and collaborate with the Sun team. Our business has delivered strong and consistent growth through economic cycles, as we have built a unique portfolio of well-located assets and a sustainable and diversified business model with industry leading operating metrics. By joining Sun, we plan to continue to consolidate a fragmented industry and provide the Park Holidays experience to an expanding customer base,” said Jeff Sills, Park Holidays CEO.

The UK holiday park industry is an approximately £5 billion market which has demonstrated resilient growth through previous economic cycles. As in the US, it has benefited from robust growth in demand for domestic outdoor holidays which has been further accelerated by Brexit and COVID. According to industry sources, the UK holiday parks market is expected to see a compounded annual growth of approximately 8% from 2019 to 2021 and approximately 6% from 2021 to 2025. The UK market is highly fragmented and prime for consolidation over time, as platforms with 10 or more properties account for only about 7% of total properties.

For the twelve months ended September 30, 2021, Park Holidays generated £73.9million in EBITDA.

The transaction values Park Holidays UK at an enterprise value of approximately £950 million, or $1.3 billion. The selling shareholders will receive Sun common stock equal to approximately £25 million, or approximately $34 million, and the remainder of consideration will be in cash. In connection with the acquisition, the Company entered into a commitment letter with Citigroup Global Markets Inc. to lend the Company up to £950 million under a new senior unsecured bridge loan to fund the cash portion of the acquisition. The transaction is subject to a required regulatory approval, and is expected to close in the first quarter of 2022.

Citigroup and Lazard are acting as financial advisors to the Company and Jaffe, Raitt, Heuer & Weiss, Professional Corporation and Jones Day are acting as legal advisors. HSBC and RBC Capital Markets acted as joint financial advisors to Park Holidays and Proskauer Rose (UK) LLP acted as legal advisor.

A conference call to discuss the acquisition will be held today, November 15, 2021 at 4:30 pm ET. To participate, call toll-free 1-877-407-9039. Callers outside the U.S. or Canada can access the call at 1-201-689-8470. A replay will be available following the call through November 29, 2021, and can be accessed toll-free by calling 1-844-512-2921 or by calling 1-412-317-6671. The Conference ID number for the call and the replay is 13725225. The conference call will also be available live on the investor relations tab of the Sun Communities’ website at http://www.suncommunities.com.

An investor presentation with additional details regarding the transaction has been made available to download from the Company’s website.

Cautionary Statement Regarding Financial Information

Park Holidays’ revenues and EBITDA for the twelve months ended September 30, 2021 were prepared from its internal management accounts without any adjustments. Total revenue was calculated in accordance with International Financial Reporting Standards and not United States generally accepted accounting principles (“US GAAP”). The management accounts and the related financial information have not been audited, reviewed, compiled, examined or subject to any procedures by Park Holidays’ chartered public accountants, the Company’s independent registered public accounting firm or any other independent accountants. Park Holidays’ actual financial results for the twelve months ended September 30, 2021, when converted for presentation in accordance with US GAAP, may be materially different from the information set forth in this press release, and in any case the actual results for such period are not indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s other filings with the SEC from time to time, such risks and uncertainties include but are not limited to:

•	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;

•	changes in general economic conditions, the real estate industry, and the markets in which the Company operates;

•	difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions (including the acquisition of Park Holidays UK), developments and expansions successfully;

•	the Company’s liquidity and refinancing demands;

•	the Company’s ability to obtain or refinance maturing debt;

•	the Company’s ability to maintain compliance with covenants contained in its debt facilities and its senior unsecured notes;

•	availability of capital;

•	changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, the Australian dollar and the British pound;

•	the Company’s ability to maintain rental rates and occupancy levels;

•	the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;

•	general volatility of the capital markets and the market price of shares of the Company’s capital stock;

•	the Company’s ability to maintain its status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of purchasers of manufactured homes and boats to obtain financing; and

•	the level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release, whether as a result of new information, future events, changes in the Company’s expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements.